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                                                                      EXHIBIT 12


                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                      (In thousands, except ratio amounts)


                                                                        Three
                                                       Year Ended    Months Ended
                                                       December 31,   December 31,       Year Ended September 30,

                                                          1998            1997            1997             1996
                                                       ----------      ----------      ----------      ----------
Pretax income                                          $  199,981      $   62,616      $  182,410      $   81,600

Add fixed charges as adjusted (from below)                 16,040           4,107          16,980          12,258
                                                       ----------      ----------      ----------      ----------
        Earnings                                       $  216,021      $   66,723      $  199,390      $   93,858
                                                       ----------      ----------      ----------      ----------

Fixed charges:
    Interest expense:
        Interest on indebtedness                       $   14,974      $    3,858      $   15,993      $   11,356
        Capitalized                                         2,648             297           1,191             985
    Amortization of debt costs                                489             121             527             528
    Interest portion of rental expense                        577             128             460             374
                                                       ----------      ----------      ----------      ----------
    Fixed charges before adjustments                       18,688           4,404          18,171          13,243
    Less capitalized interest                              (2,648)           (297)         (1,191)           (985)
                                                       ----------      ----------      ----------      ----------

    Fixed charges as adjusted                          $   16,040      $    4,107      $   16,980      $   12,258
                                                       ----------      ----------      ----------      ----------

Ratio (earnings divided by fixed charges
     before adjustments)                                    11.56           15.15           10.97            7.09
                                                       ----------      ----------      ----------      ----------
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